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                                                                     EXHIBIT 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                         NATIONAL HEALTH PARTNERS, INC.
                            (AN INDIANA CORPORATION)

                        EFFECTIVE AS OF FEBRUARY 13, 2005

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                                   ARTICLE I

             MEETINGS OF SHAREHOLDERS AND OTHER SHAREHOLDER MATTERS

         SECTION 1. Annual Meeting. An annual meeting of the shareholders of National Health Partners, Inc. (hereinafter, the "Corporation") shall be held for the election of directors and for the transaction of such other proper business at such time, date and place, either within or without the State of Indiana, as shall be designated by resolution of the Board of Directors from time to time.

         SECTION 2. Special Meetings. Special meetings of shareholders for any purpose or purposes may be called by the majority of the directors or the Chief Executive Officer, or as otherwise permitted by Indiana corporate law.

         SECTION 3. Notice of Meetings. Written notice of each meeting of the shareholders, which shall state the time, date and place of the meeting and in the case of a special meeting, the purpose or purposes for which it is called, shall, unless otherwise provided by applicable law, the articles of incorporation or these bylaws, be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each shareholder entitled to vote at such meeting, and, if mailed, it shall be deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder's address as it appears on the records of the Corporation. Whenever notice is required to be given, a written waiver thereof signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted nor the purpose of any annual meeting of the shareholders need be specified in any written waiver of notice. A shareholder's attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         SECTION 4. Adjournments. Any meeting of the shareholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum may be present, the Corporation may transact any business which might have been transacted at the original meeting. If after the adjournment a new record date is or must be fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record as of the new record date entitled to vote at the meeting.


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         SECTION 5. Quorum. Except as otherwise provided by Indiana law, the articles of incorporation or these bylaws, at any meeting of the shareholders, the holders of a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. In the absence of a quorum, the holders of a majority of the shares present in person or represented by proxy and entitled to vote may adjourn the meeting from time to time in the manner described in Section 4 of this
Article I.

         SECTION 6. Organization. At each meeting of the shareholders, the Chairman of the Board, or in his absence or inability to act, the Chief Executive Officer or, in his absence or inability to act, any person designated by the Board of Directors, or in the absence of such designation, any person chosen by a majority of those shareholders present in person or represented by proxy, shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 7. Order of Business; Conduct of Meetings. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

         SECTION 8. Voting; Proxies. Unless otherwise provided by Indiana law or in the articles of incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of capital stock that has voting power upon the matter in question held by such shareholder either: (i) on the date fixed pursuant to the provisions of Section 10 of
Article I of these bylaws as the record date for the determination of the shareholders to be entitled to notice of or to vote at such meeting; or (ii) if no record date is fixed, then at the close of business on the day next preceding the day on which notice is given. Each shareholder entitled to vote at any meeting of the shareholders may authorize another person or persons to act for him by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. At all meetings of the shareholders for the election of directors, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election. On all other matters, except as otherwise required by Indiana law or the articles of incorporation, an action by the shareholders will be approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Unless required by Indiana law, or determined by the chairman of the meeting to be advisable, the vote on any question other than the election of directors need not be by written ballot. On a vote by written ballot, each written ballot shall be signed by the shareholder voting, or by his proxy if there be such proxy, and shall state the number of shares voted.

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         SECTION 9. Action by Written Consent. Unless otherwise provided by
Indiana law or in the articles of incorporation, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent or written consents thereto is signed by shareholders holding a least the minimum number of votes necessary to authorize the action at a meeting at which all shareholders entitled to vote were present and voted, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

         SECTION 10. Fixing of Record Date for Shareholder Meetings and Action by Written Consent of Shareholders. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date, in the case of a meeting, shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting, and in the case of consent to corporate action in writing without a meeting, shall not be more than ten (10) days after the date on which the resolution fixing the record date for the consent of shareholders to consent to corporate action without a meeting is adopted by the Board of Directors. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date is fixed by the Board of Directors for any meeting of shareholders, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed by the Board of Directors for determining shareholders entitled to consent to corporate action in writing without a meeting and no prior action by the Board of Directors is required by applicable Indiana law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with the provisions of Section 9 of Article I of these Bylaws.

         SECTION 11. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than seventy (70) days prior to the meeting or action requiring a determination by the shareholders. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         SECTION 12. List of Shareholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least five (5) days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least five (5) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder of the Corporation who is present.

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         SECTION 13. Inspectors. The Board of Directors may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting shall appoint inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not, by Indiana law or the articles of incorporation, directed or required to be exercised or done by the shareholders.

         SECTION 2. Number And Qualification. Except as set forth to the contrary in the Corporation's articles of incorporation, the initial Board of Directors shall consist of one (1) member. Thereafter, the Board of Directors shall consist of no less than one (1) member nor more than eleven (11) members, which number may be increased or decreased by resolution of the Board of Directors or by the shareholders at any annual or special meeting.

         SECTION 3. Elections And Terms. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 4 of this
Article II. The directors shall be nominated and elected in the manner set forth in the manner prescribed by applicable Indiana law unless otherwise provided in the Corporation's articles of incorporation. Each director elected shall hold office until such director's successor is elected and qualified or until such director's earlier resignation or removal.

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         SECTION 4. Vacancies. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the board of directors or, if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all the directors remaining in office. Any director elected in accordance with this Section 4 shall hold office until the next annual meeting of shareholders and until such director's successor shall have been elected and qualified, or until such director's earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any director then in office.

         SECTION 5. Removal and Resignation. A director may only be removed from the Corporation's Board of Directors in the manner set forth in the Corporation's articles of incorporation. In addition, the shareholders or directors may remove one (1) or more directors with or without cause unless the articles of incorporation provide otherwise. Any director may resign at any time upon written notice to the board of directors, its chairman, or the secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its delivery.

         SECTION 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Indiana and at such times as the Board of Directors may from time to time determine. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by Indiana law or these bylaws.

         SECTION 7. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Indiana whenever called by the Chairman of the Board of Directors.

         SECTION 8. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Chief Executive Officer, the President or any Vice President, or the Secretary or any assistant Secretary, or such other person or persons as the directors may designate, in which notice shall be stated the time and place of the meeting. Except as otherwise required by the Corporation's articles of incorporation or these bylaws, such notice need not state the purpose(s) of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to such director at such director's residence or usual place of business, by registered mail, return receipt requested delivered at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to such director at such place by telegraph, telex, cable or wireless, or be delivered to such director personally, by facsimile or by telephone, at least twenty-four (24) hours before the time at which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Neither the business to be transacted nor the purpose of any meeting of the Board of Directors need be specified in any written waiver of notice.

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         SECTION 9. Quorum and Manner of Acting. Except as hereinafter provided, a majority of the directors in office immediately before the meeting begins shall be present in person or by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting; and, except as otherwise required by Indiana law, the articles of incorporation or these bylaws, the vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

         SECTION 10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

         SECTION 11. Telephonic Participation. Members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in such a meeting shall constitute presence in person at such meeting.

         SECTION 12. Organization. At each meeting of the Board, the Chairman of the Board or, in his absence or inability to act, the Chief Executive Officer or, in his absence or inability to act, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence or inability to act, any person appointed by the Chairman shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 13. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

         SECTION 14. Committees. The Board of Directors may, by resolution adopted by a majority of the directors then in office, designated one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise all of the powers and authority of the board of directors to the extent permitted under Indiana law and provided in such resolution or in the bylaws. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

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                                  ARTICLE III

                                    OFFICERS

         SECTION 1. Offices. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a Chief Financial Officer or Treasurer, and a Secretary, and may also include a President, one (1) or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may, if it so determines, choose such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period that it may deem advisable unless otherwise required by Indiana law.

         SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

         SECTION 3. Resignations. Any officer may resign at any time upon written notice to the board of directors, its chairman or the secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its delivery; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4. Removal. Any officer or agent of the Corporation may be removed, with or without cause, at any time, by the Board of Directors. An officer who appoints another officer or assistant officer may remove the appointed officer or assistant officer at any time with or without cause.

         SECTION 5. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled for the unexpired portion of the term of the office which shall be vacant by the Board of Directors at any special or regular meeting.

         SECTION 6. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

         SECTION 7. Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to appoint and remove such subordinate officers and agents, including the Chief Financial Officer, Secretary and the President, if any, as the business of the Corporation may require. In the absence or disability of the Chief Executive Officer, the President or, if there is no President, the most senior in rank of the Vice Presidents, if any, shall perform the duties of the President.

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         SECTION 8. President. The President, if any, shall perform such duties as may be assigned to him or her by the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President or, if there is no President, the most senior in rank of the vice presidents, if any, shall perform the duties of the Chief Executive Officer.

         SECTION 9. Vice Presidents. Each Vice President, if any, shall perform such duties as may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

         SECTION 10. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Board of Directors and the shareholders in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall be the custodian of the seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. He or she shall perform such other duties as may be prescribed by the Board of Directors or President.

         SECTION 11. Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the Secretary may from time to time prescribe.

         SECTION 12. Chief Financial Officer. The Chief Financial Officer shall be the Treasurer of the Corporation and shall have custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate amounts of receipts and disbursements in books kept for that purpose. He shall deposit all monies, and other valuable effects, in the name and to the credit of the Corporation, in such depository as the Board of Directors shall designate. As directed by the Board of Directors or the Chief Executive Officer, he shall disburse monies of the Corporation, taking proper vouchers for such disbursements and shall render to the Chief Executive Officer and directors an account of all his transactions as the treasurer and of the financial condition of the Corporation. In addition, he shall perform all of the usual duties incident to the office of treasurer. In the absence or disability of the Chief Financial Officer, Treasurer, or, if there is no Treasurer, the most senior in rank of the Assistant Treasurers, if any, shall perform the duties of the Chief Financial Officer.

         SECTION 13. Treasurer. The Treasurer, if any, shall perform such duties as may be assigned to him or her by the Chief Financial Officer. In the absence or disability of the Treasurer, the most senior in rank of the Assistant Treasurers, if any, shall perform the duties of the Treasurer.

         SECTION 14. Assistant Treasurer. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer and Treasurer, if any, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors or the Chief Financial Officer may from time to time prescribe.

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                                   ARTICLE IV

                                 SHARES OF STOCK

         SECTION 1. Stock Certificates. The Corporation shall provide shareholders with a certificate signed by or in the name of the Corporation by the Chief Executive Officer and the Chief Financial Officer, Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 2. Books of Account and Record of Shareholders. The books and records of the Corporation may be kept at such places, within or without the State of Indiana, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

         SECTION 3. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney hereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by Indiana law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of shareholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such shareholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

         SECTION 4. Restrictions on Transfer. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

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         SECTION 5. Lost, Stolen or Destroyed Stock Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to judicial proceedings under the laws of the State of Indiana.

                                   ARTICLE V

                               GENERAL PROVISIONS

         SECTION 1. Registered Office. The registered office and registered agent of the Corporation will be as specified in the articles of incorporation of the Corporation.

         SECTION 2. Other Offices. The Corporation may also have such offices, both within or without the State of Indiana, as the Board of Directors may from time to time determine or the business of the Corporation may require.

         SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be so determined by the Board of Directors.

         SECTION 4. Seal. The Corporation is not required to have a seal. In the event that the Board of Directors determines that the Corporation should have a seal, the seal of the Corporation shall be circular in form, shall bear the name of the Corporation and shall include the words and numbers "Corporate Seal," "Indiana" and the year of incorporation.

         SECTION 5. Voting Securities Owned By Corporation. Voting securities in any other entity held by the Corporation shall be voted by the Chief Executive Officer in accordance with a resolution of the Board of Directors, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer of the Corporation. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

         SECTION 6. Inspection of Books and Records. Any shareholder of record may inspect and copy, during regular business hours at the Corporation's principal office, any of the records of the Corporation set forth in IC 23-1-52-1(e) if the shareholder gives the Corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy. Any shareholder of record may inspect and copy, during regular business hours at the Corporation's principal office, any of the records of the Corporation set forth in IC 23-1-52-2(b) if the shareholder gives the Corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy if the shareholder's demand is made in good faith and for a proper purpose, the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholders desires to inspect, and the records are directly connected with the shareholder's purpose. The demand shall be directed to the Corporation at its principal place of business.

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         SECTION 7. Section Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

         SECTION 8. Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the articles of incorporation, the general corporation law of the State of Indiana or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

         SECTION 9. Construction. Within these bylaws, any gender shall include all other genders, as the meaning and the context of these bylaws shall require.

         SECTION 10. Amendment. These bylaws may be adopted, amended or repealed, and new bylaws made, by the Board of Directors of the Corporation.

         These Amended and Restated Bylaws of National Health Partners, Inc. were duly adopted by the Board of Directors on February 13, 2005.



                                                    /s/  Roger H. Folts
                                                    ---------------------------
                                                    Roger H. Folts
                                                    Secretary


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